CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Westporrt Funds and to the use of our report dated January 22, 1999 on the financial statements and financial highlights of the Westport Fund and the Westport Small Cap Fund, each a series of the Westport Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 1998 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.



                                   /s/Tait, Weller & Baker
                                   TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 26, 1999